UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 16, 2015

Apco Oil and Gas International Inc.

(Exact name of Registrant as Specified in its Charter)

Cayman Islands	0-8933	98-0199453
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

One Williams Center, 35th Floor, Tulsa, Oklahoma	74172
(Addresses of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (539) 573-2164

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Matters.

As previously disclosed, on October 2, 2014, Apco Oil and Gas International Inc. (“Apco” or the “Company”), Pluspetrol Resources Corporation (“Parent”) and Pluspetrol Black River Corporation, a subsidiary of Parent (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Apco, with Apco surviving the merger as a subsidiary of Parent (the “Merger”).

As previously disclosed in the Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) by the Company on December 22, 2014 (the “Definitive Proxy Statement”), following the announcement that the Company had entered into the Merger Agreement, three putative class actions were filed in the District Court of Tulsa County in the State of Oklahoma on behalf of purported shareholders of the Company against the Company, its directors and the Company’s majority shareholder, WPX Energy, Inc. (“WPX”). The first putative class action, which is captioned Michael Italiaander v. Apco Oil and Gas International Inc. et al., CJ-2014-04027, was filed on October 23, 2014 (the “Italiaander Action”). The plaintiff in the Italiaander Action filed an amended complaint on November 13, 2014. The second putative class action, which is captioned Brian Buckholz v. Apco Oil and Gas International Inc. et al., CJ-2014-04416, was filed on November 17, 2014 (the “Buckholz Action”). The third putative class action, which is captioned Shiva Y. Stein v. Apco Oil and Gas International Inc. et al., CJ-2014-04417, was also filed on November 17, 2014 (the “Stein Action”). A fourth putative class action, which is captioned Assad v. Apco Oil and Gas International Inc. et al., 4:14-cv-00707-GKF-TLW, was filed in the United States District Court for the Northern District of Oklahoma on behalf of purported shareholders of the Company against the Company, its directors, Parent, and Merger Sub on November 24, 2014 (the “Assad Action”) (together with the Italiaander Action, the Buckholz Action, and the Stein Action, the “Shareholder Actions”). On December 3, 2014 the Italiaander Action, Buckholz Action, and Stein Action were consolidated into a single action, captioned In Re Apco Oil And Gas International Inc. Purported Class Action Litigation, Master File No. CJ-2014-04027.

Each of the Shareholder Actions alleges that the Company’s directors breached their fiduciary duties to the Company’s shareholders by agreeing to sell the Company for inadequate consideration, by engaging in a flawed sales and negotiation process, by agreeing to improper deal-protection terms in the Merger Agreement, and by approving the preliminary proxy statement as filed with the SEC on October 31, 2014, which allegedly contained material misrepresentations and omissions. Additionally, each of the Shareholder Actions alleges that certain of the Company’s directors had conflicts of interest in approving the Merger due to their respective affiliations with WPX. The Assad Action further alleges that Parent and Merger Sub aided and abetted the Company’s directors’ breaches of fiduciary duties to the Company’s shareholders; that the Company’s directors violated Section 14(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Rule 14a-9 promulgated thereunder; and that the Company’s directors, Parent, and Merger Sub violated Section 20(a) of the Exchange Act. Each of the Shareholder Actions seeks, among other relief, declaratory and injunctive relief against the Merger and costs and fees.

On January 16, 2015, the parties to the Shareholder Actions entered into a memorandum of understanding (the “MOU”) reflecting an agreement in principle to resolve the claims asserted in the Shareholder Actions (the “Settled Claims”). The MOU provides that the parties will enter into a stipulation of settlement. The stipulation of settlement will be subject to customary conditions, including court approval. In the event that the parties enter into a stipulation of settlement, a hearing will be scheduled at which the settlement contemplated by the MOU will be submitted to the District Court of Tulsa County in the State of Oklahoma for approval. If the settlement is finally approved by the court, the Settled Claims will be dismissed with prejudice. As part of the settlement, the Company, its directors, WPX, Parent and Merger Sub (the “Defendants”) deny all allegations of wrongdoing and deny that the disclosures in the Definitive Proxy Statement were inadequate, but have agreed to provide supplemental disclosures. The settlement will not affect the timing of the Extraordinary General Meeting of Apco stockholders or the Merger, or the amount of consideration to be paid in the Merger.

The Defendants believe that no further disclosure is required under applicable laws; however, to avoid the risk of the Shareholder Actions delaying or adversely affecting the Merger and to minimize the expense of defending such action, Apco has agreed, pursuant to the terms of the MOU, to make certain supplemental disclosures related to the proposed Merger. Those supplemental disclosures are contained below. Apco and the other named Defendants have vigorously denied, and continue vigorously to deny, that they have committed or aided and abetted in the commission of any violation of law or engaged in any of the wrongful acts that were alleged in the Shareholder Actions, and expressly maintain that they diligently and scrupulously complied with their fiduciary and other legal duties and are providing these supplemental disclosures solely to seek to eliminate the burden and expense of further litigation, to put to rest claims relating to the Merger that have been or could have been asserted, and to avoid any possible delay to the closing of the Merger that might arise from further litigation. Nothing in this Current Report on Form 8-K shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein.

SUPPLEMENTAL DISCLOSURE

Pursuant to the MOU, the Company has agreed to make the following supplemental disclosures to the Definitive Proxy Statement. This supplemental information should be read in conjunction with the Definitive Proxy Statement, which should be read in its entirety. Defined terms used but not defined herein have the meanings set forth in the Definitive Proxy Statement. To the extent that information in the supplemental disclosures below differs from or updates information contained in the Definitive Proxy Statement, the supplemental disclosures below are more current.

The following disclosure supplements the disclosure under the heading “THE MERGER—Background of the Merger” by supplementing and restating the first paragraph on page 26 to insert the underlined language as follows:

On April 22, 2013, Party A, a privately-held oil and gas company, along with its financial advisor, approached WPX on an unsolicited basis expressing its desire to purchase all of WPX’s Company Shares. Party A did not communicate a per share offer price at that time, but instead expressed only its interest in a transaction.

The following disclosure supplements the disclosure under the heading “THE MERGER—Background of the Merger” by supplementing and restating the sixth paragraph on page 26 to insert the underlined language as follows:

Throughout June, July and August 2013, Party A performed due diligence and held meetings with WPX and the Company’s management. However, by the end of August 2013, Party A had not yet been able to secure financing for the potential purchase of WPX’s Company Shares and had not yet communicated a per share offer price to WPX. In light of Party A’s inability to secure financing, WPX advised the Board that WPX had elected to proceed with a full marketing process for its Company Shares. WPX, with the assistance of Merrill Lynch, Pierce, Fenner & Smith Incorporated, WPX’s financial advisor in connection with the potential sale of WPX’s Company Shares (“WPX’s Financial Advisor”), and input from the Company, subsequently began developing marketing materials for the sale of WPX’s Company Shares (the “Marketing Materials”). WPX also included in the sale process, separate and apart from its Company Shares, its interests (the “WPX Argentine Interests”) in Apco Argentina, S.A., a subsidiary of the Company of which WPX owns 5%, and Northwest Argentina Corporation, an entity in which WPX owns 100% of the equity interests and whose operations are complementary to those of the Company. WPX estimated the value of the WPX Argentine Interests to range from $5 million to $10 million.

The following disclosure supplements the disclosure under the heading “THE MERGER—Background of the Merger” by supplementing and restating the third full paragraph on page 27 to insert the underlined language as follows:

Beginning in November 2013, representatives from WPX, with assistance from WPX’s Financial Advisor and input from the Company, developed marketing materials specifically highlighting the potential value in the Company’s assets in the Vaca Muerta shale and the possibility that such assets, if fully developed, could significantly enhance the Company’s financial performance (the “Vaca Muerta Materials”). The Vaca Muerta Materials were sent to three targeted oil and gas corporations. In December 2013, WPX held meetings with each of the three oil and gas corporations to further discuss the potential of the Company’s assets in the Vaca Muerta, the scientific data available, as well as the capital expenditures required to fully develop the assets. At those meetings, WPX further discussed the current activity in the Vaca Muerta and outlined Apco’s position as well as the extensive data that had been collected and prepared including a comprehensive core analysis prepared by a third party. Following the meetings, one of the corporations expressed an interest in further discussions. The interested corporation later executed a confidentiality agreement and attended a presentation by WPX regarding the Vaca Muerta assets on February 3, 2014 at the offices of WPX’s Financial Advisor in Houston, Texas. At this presentation, WPX disclosed projections that reflected that the present value of estimated future oil and gas reserves for its assets in the Vaca Muerta shale, net of estimated direct expenses and discounted at an annual rate of 10%, approximated $3.9 billion and net total capital expenditures required to develop such assets approximated $9.2 billion over the life of the project.

The following disclosure supplements the disclosure under the heading “THE MERGER—Background of the Merger” by supplementing and restating the third full paragraph on page 27 to insert the underlined language as follows:

A representative from Maples then reviewed with the Board its fiduciary duties under Cayman Islands law and under the Company’s governing documents in connection with its consideration of a sale of all of the Company Shares. Representatives from Weil also reviewed with the Board its views as to the typical process for transactions of this nature and provided advice with respect to public company sale transactions generally. The members of the Board then engaged in a discussion expressing their views on Parent’s offer and whether it was in the best interests of the Company’s shareholders to engage in a transaction at the current time. As part of the discussion, the Board considered the risks and challenges facing the Company including the increasingly volatile economic and political conditions in Argentina and the significant capital expenditures that would be required to explore and develop the Company’s assets in the Vaca Muerta which WPX had previously approximated to be $9.2 billion over the life of the project. The Board also considered WPX’s desire to sell its Company Shares and, that, in the event WPX sold its Company Shares on its own, the Company’s minority shareholders would not benefit from the transaction. The Board acknowledged and recognized that the earlier sale process undertaken by WPX was a process solely for WPX’s Company Shares and discussed whether such process was an adequate proxy for a process for the sale of all of the Company Shares as opposed to just WPX’s Company Shares. The Board concluded that none of the parties contacted in the earlier process for the sale of WPX’s Company Shares was prohibited from making an offer for all of the Company Shares and that the limited interest from potential buyers in the earlier process stemmed from the fact that the Company is a non-operated business and that interest in the business from potential buyers would not increase based on whether all of the Company Shares were for sale or only WPX’s Company Shares. The Board also discussed that the only offer for the entire Company that had been received was Parent’s offer and expressed concern that if the Company pursued other offers, Parent would withdraw its offer. The Board also noted that Parent’s offer did not have a debt financing component or any funding contingencies that would potentially disrupt closing of the transaction. The Board further discussed the fact that Parent’s offer was not contingent upon the Company’s extension of the Río Negro concession and that it provided the same consideration to the minority shareholders as to WPX. The Board then determined it was in the best interests of all of the Company’s shareholders to move forward with Parent’s offer. In connection with that determination, the Board appointed an ad-hoc transaction advisory group (the “TAG”) to oversee discussions and negotiations with Parent, it being understood, however, that the potential transaction would remain subject to approval by the Board. The Board appointed Messrs. Bailey and Guderian and Mr. J. Kevin Vann, a director of the Company and Senior Vice President and Chief Financial Officer of WPX, to the TAG. The Board also determined it advisable and appropriate to engage an independent financial advisor to advise the Board with respect to the transaction proposed by Parent. Accordingly, the Board resolved to engage Jefferies to act as its financial advisor with respect to the transaction proposed by Parent. Jefferies was recommended to the Board by Mr. Bailey due to its expertise and independence as it had not done any work for the Company, WPX or Parent in the previous two years.

The following disclosure supplements the disclosure under the heading “THE MERGER—Background of the Merger” by supplementing and restating the paragraph beginning at the bottom of page 32 and continuing onto the top of page 33 to insert the underlined language as follows:

Representatives from Jefferies then presented its financial analysis of the proposed transaction with Parent. Jefferies reviewed with the Board the process undertaken by WPX beginning in May 2013 and described the process as being broad-based given that approximately 80 potential buyers had been contacted, although only a handful of indications of interest were received. Jefferies noted that in the previous 18 months, the Company’s share price had fluctuated quite a bit and that the premium represented by Parent’s offer was still high relative to historic prices. Jefferies presented to the Board a number of benchmarking points used in its comparable public company analysis and selected comparable transactions analysis such as (i) total enterprise value divided by proved and probable reserves, (ii) the total enterprise value divided by proved reserves and (iii) the total enterprise value divided by barrels of oil equivalent per day. Jefferies also noted that the Company is a non-operated business in that it has only non-operated interests in the producing properties in which it participates. In response to an inquiry from the Board regarding comparisons of operating companies versus non-operating companies, Jefferies noted that, generally, non-operated companies are valued at a discount compared to operating companies. The representatives from Jefferies stated that, in their preliminary view, Parent’s offer of $14.50 per share was within the range of fairness. Following its discussion with the Board, Jefferies stated that it was prepared to deliver its opinion to the Company, upon request by the Board, that Parent’s offer of $14.50 per share was fair, from a financial point of view, to the Company’s shareholders.

The following disclosure supplements the disclosure under the heading “THE MERGER—Background of the Merger” by adding the underlined language as a new paragraph after the last paragraph at the bottom of page 33 as follows:

On January 6, 2015, the Company filed a Form 8-K with the SEC announcing that Apco had extended the term of its Entre Lomas Rio Negro concession for ten years until January 21, 2026.

The following disclosure supplements the disclosure under the heading “THE MERGER—Opinion of Jefferies LLC – Comparable Public Company Analysis” by adding the following table under the heading “Comparable Public Company Multiples – Argentina Focused” at the bottom of page 39:

Company	Enterprise Value / 2P	Enterprise Value / Proved	Enterprise Value / Boe / D
Americas Petrogas	$12.66	$65.07	$139,911
Andes Energia PLC	$20.73	NM	$296,076
Crown Point Energy Inc.	$4.25	$6.72	$13,449
Madalena Energy Inc.	$12.26	$19.08	$28,820
Petrobras Argentina	NM	$4.79	$4,246
YPF SA	NM	$13.06	$27,561

*	NM – not material

The following disclosure supplements the disclosure under the heading “THE MERGER—Opinion of Jefferies LLC – Comparable Public Company Analysis” by adding the following table under the heading “Comparable Public Company Multiples – Other Latin America Focused” at the top of page 40:

Company	Enterprise Value / 2P	Enterprise Value / Proved	Enterprise Value / Boe / D
BPZ Resources	$8.78	$23.41	$145,568
Cancol Energy Ltd.	$11.81	$15.96	$38,243
Ecopetrol S.A.	NM	$35.50	$95,375
GeoPark Holdings Ltd.	$14.62	$35.31	$50,269
Gran Tierra Energy	$16.09	$26.68	$64,068
Pacific Rubiales	$15.56	$24.52	$64,025
Parex Resources Inc.	$26.54	$47.90	$76,895
Petroamerica	$25.24	$38.73	$22,519
QGEP Participacoes SA	$15.20	$18.90	$20,385

The following disclosure supplements the disclosure under the heading “THE MERGER—Opinion of Jefferies LLC – Selected Comparable Transactions Analysis” by adding the following table under the heading “Selected Comparable Transaction Multiples” on page 41:

Date Announced	Buyer	Seller	Transaction Value / 2P	Transaction Value / Boe / D
Shale / Tight Gas
8/29/2014	Petronas	YPF	NA	NA
4/10/2014	Chevron	YPF	NA	NA
4/5/2014	Shell	Total	NA	NA
12/13/2013	Pluspetrol	YPF	NA	NA
9/27/2013	Wintershall	GyP	NA	NA
9/24/2013	DOW	YPF	NA	NA
6/6/2013	Chevron	YPF	NA	NA
1/31/2012	Shell	Medanito S.A.	NA	NA
8/30/2011	ExxonMobil	Americas Petrogas	NA	NA
Conventional, Other
6/13/2014	Medanito S.A.	Chanares	NA	$83,251
6/1/2014	Petrobras Argentina	Petroleo Brasileiro	NA	$44,906
5/29/2014	Madalena Energy	Gran Tierra Energy	$9.67	$19,091
2/13/2014	YPF	Apache	NA	$10,206
1/31/2014	YPF	Petrobras Argentina	NA	$10,585
11/19/2013	New Times Energy	Pluspetrol	$21.96	$32,208
3/26/2012	Crown Point Energy	Antrim Energy	NA	$36,895
6/27/2011	President Energy	Tripetrol Petroleum	$3.96	$63,311
1/18/2011	Gran Tierra Energy	Petrolifera Petroleum	NA	$49,025

The following disclosure supplements the disclosure under the heading “THE MERGER—Opinion of Jefferies LLC – ‘Life of Field’ Net Asset Value Analysis” by supplementing and restating the paragraph beginning on the bottom of page 41 and continuing onto the top of page 42 to insert the underlined language and table as follows:

Jefferies performed a “Life-of-Field” net asset value analysis (which is a discounted cash flow analysis of the Company’s 3P reserve report provided to Jefferies which report included the Company’s 2013 audited proved reserve report (the “Reserves Report”)) to estimate the present value of the free cash flows of the Company using financial projections from the Reserves Report plus internally generated forecasted cash flows for the recent Colombia discovery and discount rates ranging from 18.0% to 20.0%. The Company’s 3P reserve report provided to Jefferies assumed the successful extension of certain concessions in Argentina, including the Río Negro concession, on acceptable terms. A summary of the reserve information provided to Jefferies is shown in the table below by product and by reserve category:

Category	Oil (MBbls)	NGL (MBbls)	Gas (MMcf)	Total Mbboe (6:1)
Proved	18,627.2	1,409.7	85,682.6	34,317
Probable	20,980.7	1951.0	76,824.6	35,735
Possible	9,549.8	554.4	35,677.6	16,050
Total	49,157.65	3,915.10	198,184.75	86,103.5

The range of discount rates applied in the Life-of-Field net asset value is based on Jefferies’ analysis of the Company’s weighted average cost of capital, which was based on industry- accepted methodologies including the Capital Asset Pricing Model. To determine the implied total enterprise value for the high end of the range for the Company, Jefferies included $160,000,000 of value based on $0 – $1,000 per acre of value prescribed to 130,330 acres prospective for the Vaca Muerta and $0 – $250 per acre of value prescribed to 120,000 remaining acres in the Neuquen Basin. To determine the implied total equity value for the Company, Jefferies subtracted negative net debt of approximately $24 million from the implied total enterprise value for the Company. This analysis indicated a range of implied values per share of the Company Shares of $9.51 to $15.64, compared to the Merger Consideration of $14.50 per Company Share.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements that involve numerous risks and uncertainties. The statements contained in this communication that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding the expected benefits and closing of the proposed merger, the management of the Company and the Company’s expectations, beliefs and intentions. All forward-looking statements included in this document are based on information available to the Company on the date hereof. In some cases, you can identify forward looking statements by terminology such as “may,” “can,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “predicts,” “potential,” “targets,” “goals,” “projects,” “outlook,” “continue,” “preliminary,” “guidance,” or variations of such words, similar expressions, or the negative of these terms or other comparable terminology. No assurance can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the Company’s results of operations or financial condition. Accordingly, actual results may differ materially and adversely from those expressed in any forward-looking statements. Neither the Company nor any other person can assume responsibility for the accuracy and completeness of forward-looking statements. There are various important factors that could cause actual results to differ materially from those in any such forward-looking statements, many of which are beyond the Company’s control. These factors include: failure to obtain shareholder approval of the proposed merger; failure to consummate the transaction or any delay in consummating the transaction; changes in laws or regulations; changes in general economic conditions or other risks described in the Company’s SEC filings. The Company undertakes no obligation (and expressly disclaims any such obligation) to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. For additional information please refer to the Company’s most recent Form 10-K, 10-Q and 8-K reports filed with the SEC.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed merger of the Company with and into Merger Sub. In connection with the proposed merger, the Company has filed the Definitive Proxy Statement on Schedule 14A with the SEC on December 22, 2014. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE COMPANY AND THE MERGER. Investors and security holders may obtain free copies of the Definitive Proxy Statement and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, the documents filed by the Company with the SEC may be obtained free of charge by contacting the Company, Attn: Secretary, One Williams Center, 35th Floor, Tulsa, Oklahoma 74172. The Company’s filings with the SEC are also available on its website at http://www.apcooilandgas.com.

Participants in Solicitation

The Company and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the Company’s shareholders with respect to the Merger. Information about the Company’s executive officers and directors and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s 2014 Annual Meeting of Shareholders, which was filed with the SEC on March 20, 2014. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of the Company and its respective executive officers and directors in the Merger by reading the Definitive Proxy Statement which was filed with the SEC on December 22, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 16, 2015	APCO OIL AND GAS INTERNATIONAL INC.

	By:	/s/ Amy Flakne
Amy Flakne
Assistant Corporate Secretary